PLACEMENT AGENCY AGREEMENT
                           --------------------------

                                                             As of April 8, 1998

Peregrine Industries, Inc.
730 South Military Trail
Deerfield Beach, Florida 33309

Dear Sirs:

         Peregrine Industries, Inc., a Florida corporation (the "Company"), hereby confirms its agreement with Noble International Investments, Inc. (the "Placement Agent") as follows:

I. Introductory. The Company proposes to offer for sale through the Placement Agent, as exclusive agent for the Company, 1,000,000 shares of common stock, par value $.0001 per share (the "Shares"), on a "best efforts, all or none" basis (the "Offering") during the period commencing on the date of the Memorandum (as hereinafter defined) and ending on April 30, 1998, unless extended by mutual agreement of the Company and the Placement Agent until May 15, 1998 (the "Offering Period").

         Subscriptions for the Shares will be accepted by the Company at a price of $1.00 per Share (the "Offering Price"); provided, however, that the Placement Agent may offer, and the Company may sell, Shares only to persons or entities who qualify as an accredited investor ("Accredited Investor") as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), or to non-accredited investors who are otherwise qualified and meet the suitability standards set forth in the Memorandum. Investors will be required to subscribe for the Shares by executing the subscription documents (the "Subscription Agreement") set forth as an exhibit to the Company's Confidential Private Offering Memorandum dated April 8, 1998 ("Memorandum"). The Offering of the Shares will be made by the Company through the Placement Agent pursuant to the Memorandum, in form and substance mutually acceptable to the Placement Agent (and its counsel) and the Company (and its counsel) and shall contain such legends and other information as the Placement Agent and its counsel deem necessary and desirable to set forth in the Memorandum.

         "Offering Materials" as used in this Agreement means the Company's Confidential Private Offering Memorandum dated April 8, 1998 relating to the Offering, and all amendments, supplements, exhibits and appendices to such Memorandum, taken as a whole. Unless otherwise defined, each term used in this Agreement will have the same meaning as that set forth in the Memorandum.

         1. Representations and Warranties. The Company hereby represents and warrants to the Placement Agent that:

            (a) The Memorandum has been prepared by the Company in conformity with the requirements of Regulation D, the Act and the requirements of all other rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "SEC") relating to the private offering (as defined in Regulation D ("Regulation D") as promulgated under Section 4(2) of the Act). The Company has used its best efforts to ensure that the offer and sale of the Shares by the Company has satisfied, and on the Closing Date (as hereinafter defined) will have satisfied, in all material respects, all of the requirements of Regulation D; the Shares are not disqualified from the exemption under Rule 504 contained in Regulation D, except that no representation or warrant is made hereunder by the Company as to any disqualifications based upon Rule 262(b) and
(c) of Regulation A as it may be applied to the Placement Agent. The Memorandum
(i) describes the material aspects of an investment in the Company and (ii) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If any time prior to the Termination Date (as hereinafter defined) or other termination of this Agreement any event shall occur as a result of which it is necessary to amend or supplement the Memorandum so that it does not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. Except as otherwise provided, no representations or warranties of the Company will apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Memorandum or any amendment or supplement thereto. The cover or inside cover page of the Memorandum contains the legend required by Rule 502(d) of the Regulations.

            (b) The Company will afford each prospective purchaser of Shares and his purchaser representative, if any, the opportunity to ask questions of and receive answers from it concerning the terms and conditions of the Offering and the opportunity to obtain additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense.

            (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida, and has all requisite power and authority to own or lease and operate its properties and to conduct its businesses as presently and proposed-to be conducted as described in the Memorandum. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein the location of its properties or the character of its operations make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has all necessary authorizations, approvals, licenses, permits, franchises and orders (the "Authorizations") of and from all governmental officials and bodies to own or lease and operate its properties and to conduct its businesses as presently and proposed to be conducted as described in the Memorandum, except for those Authorizations the failure of which to obtain would not have a material adverse effect on the Company, and the Company has the requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof, and to issue and sell the Shares as provided herein and in the Memorandum. The conduct of business by the Company as presently and proposed to be conducted (as described in the Memorandum) is not subject to continuing oversight or supervision by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Memorandum.

            (d) This Agreement has been duly authorized, executed and delivered on behalf of the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject only to the effect, if any, of bankruptcy laws or similar laws relating to the insolvency of debtors and to principles of equity and except as the Company's indemnification and/or contribution obligations under this Agreement may be limited under Federal or applicable state securities laws.

            (e) The execution and delivery of, and the compliance with, this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not, with or without the giving of notice or the lapse of time, or both: (i) result in a material conflict with or breach of any of the material terms or provisions of, or constitute a default under, or result in the modification or termination of, or require consent under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Company pursuant to the terms of, any agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, or (ii) violate the Company's articles of incorporation or by-laws or (iii) have any material effect on any material license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its properties or businesses.

            (f) The financial statements of the Company attached as an Exhibit to the Memorandum present fairly the financial position of the Company as of the respective dates specified and the results of its operations and changes in financial position for the respective periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved.

            (g) There has been no material adverse change since December 31, 1997 in the financial position or results of operations of the Company or in its business, affairs, other than as set forth in the Memorandum and the capitalization, properties, business and management of the Company conform in all material respects to the descriptions thereof contained in the Memorandum. The Company has no material liabilities of any kind, contingent or otherwise, except as set forth in the Memorandum.

            (h) No material default exists in the due performance or observance of any term, covenant or condition of the material contracts, agreements or documents referred to in the Memorandum to which the Company is a party or by which the Company is bound or to which any of its property is subject (collectively, the "Company Agreements") other than as described in the Memorandum; the Company Agreements are accurately and fairly described in the Memorandum; the Company Agreements are in full force and effect in accordance with their respective terms; and no other party to any thereof has instituted or, to the best of the Company's knowledge, threatened any action or proceeding wherein the Company would or might be alleged to be in default thereunder. The Company is not a party to any contract or instrument materially affecting its financial condition, business, management, properties or prospects, other than those referred to in the Memorandum.

            (i) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 12,750,000 shares were outstanding on the date of the Memorandum, all of which have been duly authorized and are validly issued and fully paid and non-assessable. None of the outstanding shares of Common Stock or options to purchase shares of Common Stock have been issued in violation of the preemptive rights of any shareholder of the Company. Except as disclosed within the Memorandum, there are no outstanding options, warrants or other rights calling for issuances by the Company of, and no commitments, plans or arrangements of the Company to issue any shares of capital stock of the Company or any securities convertible into or exchangeable for such capital stock. Except as set forth in the Memorandum, no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered under the Act.

            (j) The Shares have been duly authorized, and when duly delivered and paid for pursuant to the terms of the Memorandum and this Agreement, will be validly issued, fully paid and non-assessable. No holder of the Shares will be subject to personal liability by reason of being such a holder, and none of the Shares are subject to the preemptive rights of any stockholder of the Company. The Shares conform to all statements in relation thereto contained in the Memorandum.

            (k) No authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body, other than under the Act, the Regulations and the rules and regulations of the state securities laws of the states in which offers or sales will be made, is required for the valid authorization, issuance, sale and delivery of the Shares in accordance herewith or the consummation by the Company of the transactions contemplated by this Agreement.

            (l) The Company is not in violation of its articles of incorporation or by-laws or any applicable statute, rule, regulation or ordinance, except as may be set forth in the Memorandum, nor is the Company in default under any order, writ, judgment, injunction or decree of any court, government agency or arbitration tribunal applicable to the Company.

            (m) Subsequent to the respective dates as of which information is given in the Memorandum, and prior to the Closing Date, except as may otherwise be indicated or contemplated therein, the Company will not have entered into any transaction otherwise than in the ordinary course of business, or issued any securities, or entered into any material transaction, unless the Memorandum is amended or supplemented to reflect same, such changes to have been approved by the Placement Agent and its counsel, which approval shall not be unreasonably withheld or delayed.

            (n) There is no litigation or governmental proceeding pending, or to the best of the Company's knowledge, threatened against the Company or involving its properties or business which, individually or in the aggregate, could be reasonably expected to materially and adversely affect the value of the assets or the business of the Company, except as described in the Memorandum. To the best knowledge of the Company, there is no basis for any such action, suit, proceeding, arbitration, claim or inquiry, except as set forth in the Memorandum. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or businesses are bound or subject.

            (o) Except as set forth in the Memorandum, the Company owns, or possesses adequate rights to use, all patents, trademarks, service marks and other rights necessary for the conduct of its business as described in the Memorandum (collectively, the "Intangibles"). Except as set forth in the Memorandum, the Company has not and is not infringing on the rights of others with respect to the Intangibles and neither the Company, nor any officer or director of the Company has received any notice of conflict with the asserted rights of others with respect to the Intangibles in any respect which would materially adversely affect the business of the Company and knows no basis therefor. Prior to the Closing Date, Merrill A. Yarbrough will execute all documents necessary to assign to the Company all rights and interest he may have in and to United States Patent Application number 08/825,686 and the heat transfer system which is the subject of such patent application.

            (p) The Company has either good and marketable title to, or valid and enforceable leasehold interests in, all items of real property and personal property which are stated in the Memorandum to be owned or leased by it, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects, other than those referred to in the Memorandum and those which do not have a material adverse effect upon the operations of the Company. The Company has the right to operate all of its facilities in its present locations and the operation of such facilities does not violate the material provisions of any lease with respect thereto which the Company is a party. The Company is not in violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties except for violations which, individually or in the aggregate, do not have a material adverse effect, and has not received any notice of an alleged violation. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar businesses located in its geographical area.

            (q) The Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such return and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the financial statements included as part of the Memorandum are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Except as disclosed in writing to the Placement Agent, the Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted by the Company.

            (r) The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for political office in violation of law or failed to disclose fully any such contribution, or (ii) made any payment to any state, federal or foreign governmental office or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

            (s) The Company represents that no director, executive officer, or key employee of the Company has been convicted or any felony, experienced a personal bankruptcy, or been an officer, director, or key employee of any company that during their tenure with such company experienced any bankruptcy, or had any trustee, receiver, or conservator appointed with respect to its business or assets.

         2. Purchase, Sale and Delivery of the Shares. On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth:

            (a) The Company hereby appoints the Placement Agent as its exclusive agent in connection with the offer and sale of 1,000,000 Shares pursuant to the terms of the Memorandum. The Placement Agent has no obligation to purchase any or all of the Shares.

            (b) The Shares will be offered at the Offering Price and upon the terms and conditions set forth in the Memorandum. The Placement Agent and the Company agree to use their best efforts to assure that any sale of Shares is made pursuant to the exemption from the registration requirements of the Act provided by Section 4(2) thereof, including, but not limited to, Rule 504 thereunder, and the requirements of the state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Shares are offered and sold.

            (c) As compensation for acting as the exclusive agent of the Company, the Placement Agent will be entitled to receive (i) a commission equal to ten percent (10%) of the aggregate offering price of all Shares sold in the Offering (the "Placement Agent's Fee"); and (ii) a non-accountable expense allowance equal to three percent (3%) of the aggregate offering price of all Shares sold in the Offering, of which $25,000 has been paid by the Company to the Placement Agent as an advance. The Placement Agent shall have the obligation to satisfy the requirements set forth by the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") as to the amount of compensation allowable or payable to the Placement Agent by the Company. On the Closing Date, the Company will have received from the Placement Agent's counsel, Broad and Cassel, a signed opinion, reasonably satisfactory to the Company and the Company's counsel, that the Placement agent has satisfied the requirements set forth by the rules and regulations of the NASD as to the amount of compensation allowable or payable to the Placement Agent in the Offering.

            (d) Each prospective subscriber desiring to purchase Shares will be required to complete and execute an original of the Subscription Agreement, in the form attached as Exhibit A to the Memorandum, which Subscription Agreement will be forwarded or delivered to SouthTrust Bank, N.A., the escrow agent ("Escrow Agent") for the Offering, together with (i) the subscriber's check in the full amount of the investor's subscription made payable to Peregrine Industries, Inc. Escrow Account for the number of Shares desired to be purchased; and (ii) the Purchaser's Questionnaire in the form included as an exhibit to the Memorandum. All proceeds received by the Company from subscribers for the Shares offered hereby will be deposited in an interest bearing escrow account with the Escrow Agent. If all 1,000,000 Shares offered hereby have not been subscribed for by the expiration of the Offering Period, all proceeds theretofore received from subscribers will be refunded in full, with interest. If all 1,000,000 Shares are subscribed for prior to the expiration of the Offering Period, a closing (the "Closing Date") will be held at the offices of the Placement Agent as soon as practicable thereafter and the funds held in the escrow account will be turned over to the Company.

            (e) As promptly as practicable after receipt of subscription documents, the Company will decide whether or not to accept the Subscription Agreements of the subscribers named therein. If the Company elects not to accept a Subscription Agreement, it will notify the Placement Agent and the subscription proceeds of such subscriber will be returned to him without interest or deduction.

            (f) On the Closing Date, the Shares will be delivered against payment therefor from the funds received by the Company.

            (g) On the Closing Date, the Company shall remit to the Placement Agent the Placement Agent's Fee which it is entitled and the balance due, if any, on the non-accountable expense allowance as hereinbefore described in sub-paragraph 3(c) hereof.

            (h) The purchasers of the Shares shall have "piggy-back" and demand registration rights with respect to the Shares. The terms of the registration rights are more specifically described in the Memorandum.

            (i) On the Closing Date, the Company will sell to the Placement Agent the Placement Agent Warrants, for an aggregate price of $100, evidencing the Placement Agent's right to purchase 100,000 shares at an exercise price of $1.00 per share. The Placement Agent Warrants will be in the form attached hereto as Exhibit A. The Placement Agent Warrants shall be non-exercisable and non-transferrable (other than to officers, consultants, partners or directors of the Placement Agent) for a period of 12 months following the Closing Date. The Placement Agent Warrants shall be exercisable, in whole or in part, commencing 12 months from the Closing Date and for a period of four years thereafter (the "Term"). If the Placement Agent Warrants are not exercised during the Term, they shall, by their terms, automatically expire. The Placement Agent Warrants shall contain customary anti-dilutive provisions relating to any recapitalization, stock split, stock dividend or similar event involving the Company. The Placement Agent Warrants shall also contain provisions providing for demand and "piggyback" registration rights with respect to the Placement Agent Warrants and the shares of Common Stock underlying such warrants, and shall not be redeemable.

         3. Further Covenants. The Company hereby covenants and agrees that:

            (a) The Company will not at any time, whether before or after Closing Date, prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance with the Act and the Regulations. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of or the qualification or registration of the Shares for offering or of any exemption for such qualification or registration of the Shares for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

            (b) The Company has caused to be delivered to the Placement Agent copies of the Memorandum, has consented, and hereby consents, to the use of such copies for the purposes contemplated hereby permitted by the Act and applicable state securities laws, and has authorized, and hereby authorizes, the Placement Agent to use the Memorandum in connection with the sale of the Shares until the expiration of the Offering Period, in each case subject to the limitations contained therein and herein, and no person is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Shares. In the event of the happening, at any time within such period, of any event to which the Company has knowledge and which materially adversely affects, or may affect, the Company, and which should in the opinion of the Placement Agent's counsel be set forth in an amendment or supplement to the Memorandum in order to make the statement therein not misleading, in light of the circumstances existing at the time the Memorandum is required to be delivered to a purchaser of the Shares, or in case it shall, in the opinion of counsel to the Placement Agent, be necessary to amend or supplement the Memorandum to comply with any Federal or state securities laws or with the Regulations or the rules and regulations of any state in which the Memorandum is made available to a prospective subscriber, the Company will forthwith prepare and furnish to the Placement Agent copies of such amended Memorandum or of such supplement to be attached to the Memorandum in such quantities as the Placement Agent may reasonably request, in order that the Memorandum, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Memorandum, in light of the circumstances under which they were made, not misleading. The preparation, distribution and furnishing of any such amendment to the Memorandum or any such supplement to be attached to the Memorandum will be without expense to the Placement Agent.

            (c) The Company will comply with the Act, the Regulations (including, without limitation, Rule 504) so as to permit the continuance of the sales of the Shares, and will file with the SEC, and will promptly thereafter forward to the Placement Agent any and all reports on Form D as are required.

            (d) During the Offering Period, the Company will make available for review by prospective purchasers of the Shares, upon their request, all material contracts or other documents described or listed in the Memorandum.

            (e) The Company will use its best efforts to qualify the Shares for sale under the securities laws of the States of Florida and New York, and the Company will make such applications and furnish information as may be reasonably required for such purposes, provided that the Company will not be required to qualify as a foreign corporation in any jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications, in effect for so long a period as the Placement Agent may reasonably request.

            (f) The Company will deliver to the Placement Agent from time to time and without charge, until the Closing Date, as many copies of the Memorandum as the Placement Agent may reasonably request.

            (g) The Company will apply the net proceeds from the sale of the Shares substantially for the purposes set forth under "Use of Proceeds" in the Memorandum.

            (h) For a period of five years from the Closing Date, the Company will deliver to the Placement Agent (i) a copy of each unaudited quarterly financial statement and together with any other documents or reports which may be issued by the Company to the public, including, without limitation, reports on Forms 8-K, 10-K and 10-Q and exhibits thereto, (ii) reports or communications (financial or other) of the Company mailed to its security holders, and (iii) every press release and every material news item and article in respect of the Company or its affairs which was released by the Company. Further, for a period of three years from the Closing Date, the Company will (i) furnish to the Placement Agent and distribute the Company's shareholders annual financial statements prepared by an independent auditor in conformity with generally accepted accounting principles, consistently applied, which clearly set forth the financial position of the Company and (ii) furnish to the Placement Agent a duplicate list of shareholders of the Company at such time as reasonably requested by the Placement Agent together with monthly DTC transfer sheets.

            (i) The Company will pay all expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Shares, and will also pay its own expenses for accounting fees, legal fees, transfer agent fees and other costs involved with the Offering. The Company will furnish at its expense such quantities of the offering documents and instruments as the Placement Agent may reasonably request.

            (j) The Company will provide to the Placement Agent, for delivery to all offerees and subscribers and their representatives, any additional information, documents and instruments which the Placement Agent or its counsel reasonably deems necessary to comply with the Act and the Regulations and the securities laws and the rules and regulations thereunder of those states in which the Shares are to be offered and sold.

            (k) The Company will comply with all registration, filing and reporting requirements of the Act or the Exchange Act which may from time to time be applicable to the Company.

            (l) For a period of three years from the Closing Date, the Placement Agent shall have the right of first refusal (the "Right of First Refusal") to act as underwriter or agent for any and all public or private offerings of securities (excluding all lease financing, bank financing or institutionally placed property debt), of the Company, or any successor to or subsidiary of the Company or other entity in which the Company either has a controlling equity interest or is generally authorized to enter into contracts or otherwise act on behalf of, (collectively referred to herein as the "Company") by the Company (the "Subsequent Company Offering"). In addition, the Company will use its best efforts to cause all officers, directors and holders of five percent (5%) or more of the Company's equity securities (the "Principal Stockholders") to agree in writing that the Placement Agent shall have such Right of First Refusal with respect to any sale of the Company's securities by the Principal Stockholders made during the three year period following the Closing Date. Accordingly, if during such period the Company intends to make a Subsequent Company Offering, the Company shall notify the Placement Agent in writing of such intention and of the proposed terms of the offering. The Company shall thereafter promptly furnish the Placement Agent with such information concerning the business, condition and prospects of the Company as the Placement Agent may reasonably request. If within 15 business days of the receipt of such notice of intention and statement of terms, the Placement Agent does not accept in writing such offer to act as underwriter or agent with respect to such offering upon the terms proposed, the Company and each of the Principal Stockholders shall be free to negotiate terms with other underwriters with respect to such offering and to effect such offering on such proposed terms within six months after the end of such 15 business days. Before the Company and each of the Principal Stockholders and/or shall accept any modified proposal from such underwriter, the Placement Agent's preferential right shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted. The failure of the Placement Agent to exercise its Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other Subsequent Company Offering or Secondary Offering. Notwithstanding the foregoing, (i) should an investment banking firm which is generally recognized to be of a higher tier than the Placement Agent agree to the Subsequent Company Offering resulting in aggregate gross proceeds of $15,000,000 or more and (ii) the Placement Agent is permitted by such investment banking firm to participate in the Subsequent Company Offering to the extent of at least ten percent (10%), then the Right of First Refusal granted herein shall not apply to the Subsequent Company Offering or any related offering.

            (m) Within 90 days of the Closing Date, the Company shall elect a minimum of two "outside" persons to the Company's Board of Directors, which such individuals shall not be affiliates of the Company or family members of the Company's existing directors, officers or shareholders, and the Board of Directors of the Company shall create an audit committee consisting of a majority of outside directors, which such audit committee will generally supervise the financial affairs of the Company.

            (n) For a period of five years from the Closing Date, the Placement Agent shall have the right to designate a member to the Company's Board of Director, which such individual shall be reasonably acceptable to the Company. The Company shall, prior to the Closing Date, obtain from the officers, directors and holders of five percent (5%) or more of the outstanding shares of Common Stock of the Company, agreements in writing to vote the shares of Common Stock respectively owned by them, whether directly or indirectly, during such five-year period in favor of the election of such nominee. Following the election of such nominee as director, such person shall receive the same compensation paid to other non-officer directors of the Company for attendance at meetings of the Board of Directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings to the extent permitted under applicable law, and on the same basis as all other directors of the Company. The Company agrees to indemnify and hold such director harmless, to the maximum extent permitted under applicable law, against any and all claims, actions, awards and judgments arising out of his or her service as a director and, in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, indemnification and the benefits of such insurance shall, to the extend possible, extend to the Placement Agent insofar as it may be or may be alleged to be responsible for such director, provided that the extension of such rights and benefits to the Placement Agent may be done without additional cost to the Company.

         In the event that the Placement Agent does not elect to designate one member to the Company's Board of Directors, the Placement Agent shall have the right during such five-year period to have one representative attend all meetings of the Board of Directors of the Company, including any meetings of any committees of the Board of Directors. All information received by such representative at such meetings shall be kept confidential, shall not be disclosed by the representative to any third party, and shall be dealt with in full compliance with federal and state securities laws.

            (o) For a period of five years from the Closing Date, the Company shall use its best efforts to obtain and maintain a listing on the OTC Bulletin Board, including taking such actions as are necessary to comply with any newly enacted listing standards.

            (p) For a period of one year from the Closing Date, and except as contemplated in the Memorandum, the Company will not, without the Placement Agent's prior written consent, redeem any securities outstanding at the Closing Date nor declare or pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company's then current retained earnings as reflected on its most recent balance sheet. The Company shall advise the Placement Agent in writing at least five business days in advance of its intent to either redeem any outstanding securities or declare and pay dividends.

         4. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent hereunder are subject (as of the date hereof and on the Closing
Date) to the accuracy of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

            (a) On or prior to the Closing Date, no order suspending the use of the Memorandum or enjoining the offering or sale of the Shares will have been issued and no proceedings for that purpose or a similar purpose will have been initiated or will be pending or, to the knowledge of the Placement Agent or the Company, will be contemplated; and any request on the part of the SEC or any securities authority of a state wherein the Shares are being offered for additional information will have been complied with to the satisfaction of counsel for the Placement Agent.

            (b) On the date of the Memorandum and the Closing Date (i) the Memorandum and any amendments or supplements thereto will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and will conform in all material respects to the requirements of the Act and the Regulations, and neither the Memorandum nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; (ii) since the respective dates as of which information is given in the Memorandum, there will not have been any material adverse change in the financial condition, results of operations or affairs of the Company from that set forth or contemplated in the Memorandum, except changes which the Memorandum indicates might occur after the date thereof; (iii) since the date of the Memorandum, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Memorandum, other than as set forth therein; and (iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the knowledge of the Company, threatened against the Company which would be required to be set forth in the Memorandum, other than as set forth therein, and no proceedings will be pending or, to the best of the knowledge of the Company, threatened against the Company before or by any Federal, state or other tribunal or agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, properties, financial condition or results of operations of the Company, other than as set forth in the Memorandum.

            (c) The Placement Agent will have received evidence reasonably satisfactory to the Placement Agent and the Placement Agent's counsel of the assignment by Merrill A. Yarbrough to the Company of all rights and interest he may have in and to United States Patent Application number 08/825,686 and the heat transfer system which is the subject of such patent application.

            (d) The Placement Agent will have received from the Company's counsel, Atlas, Pearlman, Trop & Borkson, P.A., a signed opinion, reasonably satisfactory to the Placement Agent and the Placement Agent's counsel.

            (e) On the Closing Date, the Company and the Placement Agent shall enter into a financial consulting agreement, in the form of Exhibit B attached hereto, pursuant to which the Placement Agent will offer to provide financial consulting services to the Company for a period of 24 months following the Closing Date.

            (f) Within three business days following the Closing Date, the Company shall apply, on an expedited basis, for listing the Corporation Records Service published by Standard and Poor's and/or Moody's Industrial Manual and shall use its good faith efforts to have the Company's listing remain current for a period of five years following the Closing Date.

            (g) The Company shall have appointed a transfer agent reasonably satisfactory to the Placement Agent.

            (h) The Company shall have entered into employment agreements reasonably satisfactory to the Placement Agent with each of Merrill A. Yarbrough, Howard Cobb, Dennis Leszczynski and Waldemar Jadlowski.

            (i) Merrill A. Yarbrough will have executed all documents necessary to assign to the Company all rights and interest he may have in and to United States Patent Application number 08/825,686 and the heat transfer system which is the subject of such patent application, which such assignment shall be reasonably satisfactory to the Placement Agent.

            (j) The Company shall have entered into an agreement with Merrill A. Yarbrough and Russell Lambert whereby the Company shall assume the obligations of Mr. Yarbrough pursuant to that certain Agreement dated July 18, 1997 between Merrill A. Yarbrough and Russell Lambert and Mr. Lambert shall waived any and all rights and interest he may have in and to United States Patent Application number 08/825,686 and the heat transfer system which is the subject of such patent application, which such agreements shall be reasonably satisfactory to the Placement Agent.

            (k) Within 90 days from the Closing Date, the Company will obtain "key man" insurance in the amount of $1,000,000 on the life of Merrill A. Yarbrough, of which the Company shall be the beneficiary, which such insurance shall be purchased by the Company from the Placement Agent providing the terms and costs thereof are commercially reasonable.

         5. Indemnification.

            (a) The Company will (i) indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees, including appeals), to which either the Placement Agent or such controlling persons may become subject, under the Act or otherwise, in connection with the offer and sale of the Shares and (ii) reimburse the Placement Agent and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or an omission or alleged omission made in the Memorandum in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or any such controlling persons specifically for use in the preparation thereof, or (B) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by the Company or any of its affiliates. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless the Placement Agent against any costs, expenses, losses, claims, damages or liabilities (or actions or proceedings in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees including appeals) to which the Placement Agent may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker's or finder's fees from the Placement Agent in connection with the offering. The foregoing indemnity agreements will be in addition to any liability which the Company may otherwise have.

            (b) The Placement Agent will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company or any such person may become subject under the Act or otherwise insofar as such losses, claims, damages, or liabilities (or actions, proceedings or investigations in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading (provided, however, that the indemnity of the Placement Agent will apply in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Memorandum in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof; and will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. In addition to the foregoing agreement to indemnify and reimburse, the Placement Agent agrees to (i) indemnify and hold harmless the Company and each person, if any, who controls the Company against any losses, claims, damages or liabilities resulting solely from a violation by the Placement Agent of the Act or state securities laws and (ii) reimburse the Company and such controlling persons for any legal or other expense reasonably incurred in connection with investigating and defending against any such loss, claim, action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements will be in addition to any liability which the Placement Agent may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, proceeding or investigation, such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, will notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6 unless the indemnifying party has been substantially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party. No settlement of any action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party which shall not be unreasonably withheld or delayed in light of all factors of importance to such party.

         6. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6 hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any controlling person of the Company), as one entity, will contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Placement Agent is responsible for ten percent (10%) thereof and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then, if applicable law permits, other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section
7. No person guilty of a fraudulent misrepresentation (within the meaning of Section II(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7. Anything in this Section 7 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 7 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

         7. Termination.

            (a) This Agreement, except for Sections 6, 7, 10, 11, 12 and 13 hereof, may be terminated by the Placement Agent at any time prior to the Closing Date, in which case the Placement Agent's obligations and rights hereunder will forthwith cease (except for Section 6, 7, 10, 11, 12 and 13 hereof), if, in the Placement Agent's sole and absolute judgment, it is impracticable to sell the Shares by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, which in any such case may have a material adverse effect upon the Company, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited or minimum prices having been established on either of such Exchanges,
(iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof), (iv) a banking moratorium having been declared by Federal or New York state authorities, (v) a major catastrophe, national calamity, act of God or other event which in the Placement Agent's judgment materially disrupts the financial markets having occurred, (vi) an outbreak of major international hostilities or other national or international calamity having occurred, (vii) the passage by the Congress of the United States or by any state legislative body, of any act or measure, or the adoption or proposed adoption of any orders, rules, legislation or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed by the Placement Agent to be likely to have a material adverse impact on the business, prospects, financial condition or financial statements of the Company or the market for the Units, or (viii) any material adverse change having occurred since the respective dates as of which information is given in the Memorandum in the condition of the Company, financial or otherwise, or in the earnings, management, affairs or business or prospects of the Company, whether or not arising in the ordinary course of business.

            (b) If any of the conditions provided for in Section 5 have not been fulfilled as of the date such condition was required to be fulfilled, and if such condition has not been waived by the Placement Agent, this Agreement may be canceled by notice by the Placement Agent to the Company, except for Sections 6, 7, 10, 11, 12 and 13 hereof, in which case the Placement Agent's obligations and rights hereunder will forthwith cease (except for Sections 6, 7, 10, 11, 12 and 13 hereof).

         8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or Directors or any controlling person thereof, and will survive the sale of the Shares.

         9. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Placement Agent, will be mailed, delivered, or telegraphed and confirmed to 1801 Clint Moore Road, Suite 110, Boca Raton, Florida 33487, with a copy to Broad and Cassel, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131, Attention: Linda C. Frazier, Esquire.

         10. Parties in Interest. The Agreement herein set forth is made solely for the benefit of the Placement Agent, the Company, any person controlling either of them, and their respective executors, administrators, successors and assigns; and no other person will acquire or have any rights under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser, as such purchaser, of the Shares.

         11. Applicable Law, etc. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed wholly performed within such State. Any action or proceeding in connection with this Agreement may be brought in a court of record of the State of Florida in and for Broward County or in the United States District Court for the Southern District of Florida, the Company hereby consenting to the jurisdiction thereof. Service of process may be made upon the Company by mailing a copy thereof to it, by certified or registered mail, at its address to be used for the giving of notices under this Agreement.

         12. Modifications. No provision of this Agreement may be changed or terminated except by writing a signed by the party or parties to be charged therewith.

         13. Nature of Liability. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party's obligations hereunder.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

                                           Very truly yours,

                                           Noble International Investments, Inc.


                                           By:________________________________
                                                    Nick Pronk, President


ACCEPTED AND AGREED AS OF
THE 8th DAY OF APRIL, 1998

Peregrine Industries, Inc.


By:___________________________________
     Merrill A. Yarbrough, President

               SCHEDULE OF EXHIBITS TO PLACEMENT AGENCY AGREEMENT


Exhibit A   Escrow Agreement with SouthTrust Bank, N.A.

Exhibit B   Financial Consulting Agreement